EXHIBIT 5
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                                Power of Attorney
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         The undersigned, George Krupp, hereby makes, constitutes and appoints
Douglas Krupp the attorney-in-fact (the "Attorney-In-Fact") of the undersigned, with full power and authority, including without limitation the power of substitution and resubstitution, acting together or separately, in the name of and for and on behalf of the undersigned:

         (a) For the purpose of complying with the requirements of the Securities Act of 1933, as amended, and the rules of the Securities and Exchange Commission (the "Commission") promulgated thereunder (collectively, the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules of the Commission promulgated thereunder (collectively, the "Exchange Act"), to prepare or cause to be prepared, execute, sign and file with the Commission and all applicable securities exchanges on behalf of the undersigned all statements, reports and other filings (including without limitation any amendments thereto) required to be filed by the undersigned under the Securities Act or the Exchange Act, including without limitation all Schedules 13D, Schedules 13E-3, Schedules 14D-1 and Initial Statements of Beneficial Ownership of Securities on Forms 3, 4 and 5 with respect to the equity securities of Berkshire Realty Company, Inc.; and

         (b) To make, execute, acknowledge, and deliver such other documents, letters, and other writings, including communications to the Commission, and in general to do all things and to take all actions, which the Attorney-In-Fact in his sole discretion may consider necessary or proper in connection with or to carry out the objective of complying with the Securities Act and the Exchange Act, as fully as could the undersigned if personally present and acting. The Attorney-In-Fact is hereby empowered to determine in his sole discretion the time or times when, purpose for and manner in which any power herein conferred upon him or her shall be exercised, and the conditions, provisions, or other contents of any report, instrument or other document which may be executed by him or her pursuant hereto.

         The undersigned hereby ratifies all that the Attorney-In-Fact or his substitute or substitutes shall do under the authority of this Power of Attorney.

         The Attorney-in-Fact shall have full power to make and substitute any other attorney-in-fact in his place and stead. The term "Attorney-In-Fact" shall include the respective substitutes of any Attorney-in-Fact.

         This Power of Attorney shall remain in effect until 12:01 a.m. New York time on February 22, 2000. The expiration of this Power of Attorney shall not affect any action taken by the Attorney-In-Fact prior to such expiration.

         THIS POWER OF ATTORNEY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
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         IN WITNESS WHEREOF, the undersigned has duly executed this Power of
Attorney on this 22nd day of February, 1999.


                                          /s/ George Krupp
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                                          George Krupp